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                                                                   Exhibit 10.32


June 27, 1997

Dear Messrs. Mandelkern and Wynn:

For consideration given and intending to be legally bound, in addition to the transactions contemplated in that certain Series S Convertible Preferred Stock Purchase Agreement and Ancillary Agreements (as defined therein), dated of even date herewith, Norwest Equity Partners, V and Advanced Technology Ventures IV hereby agree that upon such date that David Mandelkern and Pardner Wynn (each, a "Founder") are involuntarily terminated (with reference to Section 1(a)(iii) of that certain Stock Restriction Agreement, dated of even date herewith), such Founder shall receive from Docent, Inc. (the "Company"" upon the date of such termination, notwithstanding any additional benefits to which the Founder is eligible, the following severance benefits: six (6) months of salary and health benefits at the same salary rate and health benefit coverage that such Founder was earning, or was entitled to earn, on the date of termination. In addition, the Company shall forgive that portion of a loan to Mr. Mandelkern from the Company that is in connection with any debt owed by such Founder to the Company that was incurred for the Founder's purchase of shares of the Company's stock that are vested on the date of termination.

Norwest and Advanced hereby warrant, covenant and agree that their, their assignees' and/or their successors' delegatees, respectively, who serve on the Company's Board of Directors at the times of such involuntary termination, shall vote to implement the terms of this agreement and shall assure that such severance benefits are paid to the Founders.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

NORWEST EQUITY PARTNERS, V

By:  /s/ Kevin Hall
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Title:  Partner
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ADVANCED TECHNOLOGY VENTURES IV

By:  /s/ Jos C. Henkens
     -------------------------
Title:  General Partner
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